ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made and entered into as of the 1st day of November, 1996 (the "Effective Date"), by and between LASER STORM, INC., a Colorado corporation ("Buyer"), and RIDGEWORLD NORTH, INC., a Florida corporation ("Seller").

                                    RECITALS

     A. The Buyer designs, manufactures, operates and licenses others to operate "laser tag" games. The Seller and the Buyer currently are parties to a Sales Agreement dated February 15, 1995 ("Sales Agreement"), which includes licenses to use the Buyer's proprietary software and grants Seller a territory in which to operate the laser tag arena. The Seller currently operates a laser tag game facility site ("Store") at Ramblewood Plaza Shopping Center, 8303 West Atlantic Blvd., Coral Springs, County of Broward, Florida ("Real Property"). Seller originally subleased the Real Property under a Shopping Center Sublease Agreement dated May 30, 1995 ("Sublease") by and between Leaps and Bounds, Inc. ("Sublessor") and Seller. The sublease was rejected in Bankruptcy and McDonald's Corporation, as guarantor of the lease, assumed the prime lease through which the sublease was made. McDonald's Corporation and Seller were negotiating a new sublease with an effective date of April 1, 1996. However, said lease was never executed. In conjunction with this Asset Purchase Agreement and as a condition precedent, Buyer will execute a sublease with McDonald's Corporation, once approved by Landlord and subject to Landlord's execute of a written consent.

     B. The Seller owns the improvements, subject to the Sublease, and the personal property located on the Real Property.

     C. The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller all of the improvements and personal property located on the Real Property and to have a Sublease by and between Sublandlord and Buyer executed, in conjunction with a consent to said Sublease executed by the landlord, to enable the Buyer to operate the Store, as defined below, all in accordance with this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein and in consideration of the representations, warranties and covenants stated below, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                AGREEMENT TO SELL

     1.1. Acquired Assets. The Seller agrees to sell and, at the Closing, will transfer and deliver to the Buyer all of the improvements and personal property owned by the Seller and located on the Real Property, including but not limited to the following, hereinafter referred to as the "Purchased Assets":

          a. All right, title and interest of the Seller in and to the improvements located on the Real Property, including but not limited to, the Store located thereon, subject to all rights of the Sublandlord to such assets in accordance with the Sublease.

          b. All furniture, fixtures, appliances, equipment, computerized cash registers, and supplies owned by the Seller and on hand at the Store as of the date hereof, all as set forth on the Schedule of Equipment attached hereto as Exhibit A and made a part hereof by reference (collectively, the "Equipment");

          c. All right, title and interest of the Seller in or under the sublease, and consent copies of which are attached as Exhibit B and made a part hereof; and

          d. This Asset Purchase Agreement does not include any inventory nor any contracts other than the transferable occupational license of the city of Coral Springs which will be maintained at the Store.

     1.2. Encumbrances. All of the Purchased Assets shall be sold, conveyed, transferred and assigned by the Seller to the Buyer at the Closing and will be free and clear of all security interests, liens, encumbrances or charges except for any and all rights of the Sublessor to the improvements at the end of the Sublease pursuant to the terms of the Sublease.

     1.3. Liabilities Assumed. The Buyer is not assuming any liabilities of Seller.

     1.4.  No Other  Assets  Transferred.  Other  than the assets  described  in
Section 1.1 and Exhibits A and B, no other assets of the Seller shall be sold or assigned, including but not limited to, all cash on hand and accounts reveivable which arise prior to November 1, 1996. In the event the Buyer receives payment on any accounts receivable which arose prior to November 1, 1996, it shall, within five days thereafter, remit said payment to the Seller.


                                   ARTICLE 2.

                           PURCHASE AND PURCHASE PRICE

     2.1. Agreement to Purchase. The Buyer hereby agrees to purchase, upon the terms and subject to the conditions of this Agreement, the Purchased Assets as described in Article 1 above and will pay to the Seller the Purchase Price, as defined below, in the manner and upon the terms hereinafter set forth.

     2.2. Purchase Price. The total consideration ("Purchase Price") to be paid by Buyer to the Seller for the Purchased Assets has an aggregate value of $300,000.

     2.3. Payment of Purchase Price. The Buyer shall pay the Purchase Price as follows:

     a. At Closing, Buyer will pay to Seller $91,353.31 in cash, issue 35,625 Shares ("Shares") of the Buyer's $0.001 par value common stock to Seller, cancel a $15,000 receivable due from Seller to Buyer and Buyer will pay to McDonald's $51,146.69 in cash as payment in full of all rents and other charges owed by Seller to McDonald's under the Sublease for the period of April 1, 1996 to November 1, 1996. The Purchase Price shall be reduced by any sales, use or other taxes that may be imposed upon the sale of the Purchased Assets by any federal, state, or local government or any subdivision thereof. The Buyer shall cause the Shares to be registered within 120 days after the Closing Date, as defined below, pursuant to a registration statement to be filed with the Securities and Exchange Commission ("Commission") for the purpose of registering the Shares under the Securities Act of 1933 as amended (the "Act") and the Buyer shall bear the actual costs and expenses, including attorney's fees, incurred by Buyer in connection with the filing and prosecution of such registration statement. The date on which the registration statement is declared effective by the Commission shall be referred to hereinafter as the "Registration Date;"

     b. If the Registration Date has not occurred by the 125th day after the Closing Date, Buyer will pay Seller an additional $142,500.00 in cash and Seller will return the Shares to Buyer.

     c. If the Registration Date has occurred by the 120th day after the Closing Date, Seller will have ninety (90) days from the Registration Date to sell the Shares through and at the direction of a broker-dealer in securities to be selected by Buyer. On the 91st day after the Registration Date, so long as Seller has followed all direction or obtained the consent of such broker-dealer as to the selling of said Shares, a transaction will occur whereby Seller will receive from Buyer no less and no more than the balance of the purchase price of $142,500.00 in immediately available funds in one of the following manners:

     1. If, by the close of business on the 90th day after the Registration Date, all of the Shares have been sold at the direction and/or consent of such broker-dealer for an amount less than $4.00 per Share ($142,500.00), net of any brokerage fees or other associated costs, then Buyer shall pay to Seller, in immediately available funds, the difference between $142,500.00 and the net price for which all Shares were sold.

     2. If a portion of the Shares have been sold at the direction and/or consent of such broker-dealer and the amount received for said Shares is less than $142,500.00, net of any brokerage fees or other associated costs, then Buyer shall pay to Seller the difference between the price received and $142,500.00 and Seller shall return all right, title and interest in all remaining Shares to Buyer.

     3. If, by the close of business on the 90th day after the Registration Date, Seller has sold all, or a portion of said Shares, at the direction and/or consent of such broker-dealer, for a sum equal to or greater than $142,500.00, net of any brokerage fees or other associated costs, Buyer will have no obligation to purchase any Shares from Seller, nor to pay Seller any additional cash. If Seller retains ownership of any Shares, said Shares will remain the property of Seller.

     4. Buyer's agreement to reimburse Seller for the difference between the price sold and $4.00 per Share is strictly contingent upon Seller complying with all direction from such broker-dealer with respect to whether or not to sell the Shares within the first ninety (90) days after the Registration Date. If Seller acts in contradiction to the direction of such broker-dealer or without such broker-dealer's consent, Buyer is released from all further obligations under Section
          2.3 ( c ) of this Agreement.

     5. If the 90th or 91st day falls on a weekend or a holiday when the market is closed, the next business day in which the Shares can be traded will be considered the 90th or 91st day.

     2.5. The Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at Beilly & Pozzuoli, 790 E. Broward Blvd., Suite 200, Ft. Lauderdale, Florida, commencing at 10:00 A.M., local time, on November 6, 1996, or such other business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby as the parties may mutually determine (the "Closing Date"). Regardless of the actual date of closing, the effective date of the closing shall be November 1, 1996 whereby Buyer will be responsible for all expenses and received the benefit of all revenues from operation of the store.

     2.6. Deliveries at the Closing. At the Closing, the parties will deliver the following:

     a.   The Seller shall deliver to the Buyer:

          i.   a General Warranty Bill of Sale for all of the Purchased Assets;

          ii.  A new sublease and Consent of Landlord;

          iii. the Not to Compete Agreements required by section 3.1(1) of this Agreement, and;

          iv.  such  other  instruments  of  sale,   transfer,   conveyance  and
               assignment as the Buyer reasonably may request.

     b.   The Buyer shall deliver to the Seller:

          i.   the Purchase Price as specified in Section 2.3 above;

          ii. A photocopy of a letter of instruction from LSI to a transfer Agent providing that the $0.001 par value common stock be issued to Seller attached hereto as Exhibit "C", and

          iii. A secured promissory note in the amount of $142,500.00 in the form attached hereof as Exhibit "D" and made a part hereof and a Security Agreement, in the form attached hereto as Exhibit "E" and made a part hereof, providing a first in priority security interest in the Purchased Assets to secure the obligations evidenced by such promissory note.

          iv.  Executed  UCC  Financing   Statements   reasonably  required  and
               provided by Seller, attached hereto as Exhibit "F".


                                   ARTICLE 3.

               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     3.1. Representations, Warranties and Covenants of Seller. The Seller hereby represents, warrants and covenants to the Buyer that the statements contained in this Article 3, will be performed and will be correct and complete as of the Closing Date.

          a. Legal Status of Seller Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

          b. Authorization of Transaction. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform Seller's obligations hereunder, except for (i) the execution of the sublease, which requires the consent of the Sublessor and its Landlord.

          c. Title. The Seller has good and marketable title to all of the Purchased Assets, subject only to the Sublessor's rights to the improvements at the end of the Sublease. There are no other security interests, liens, encumbrances or charges on the Purchased Assets. There is no restriction on the transfer of the Purchased Assets that would limit Seller's right to transfer complete ownership in the Purchased Assets hereunder.

          d. Compliance With Law. The Seller is not in violation of any law, municipal ordinance or other governmental requirement affecting the
     Purchased Assets, and the Seller has no reason to believe that any authority contemplates issuing a notice of such violation.

          e. Litigation. Seller is not, and the Purchased Assets are not, subject to litigation that would cause Buyer, in its sole discretion, to decide that Seller, or the Purchased Assets are subject to a material contingent liability. No litigation or proceeding is pending or threatened relating to the Seller or the Purchased Assets, or any part thereof or in any way relating to the business of operating the Store.

          f. Latent Defects. The Seller has no knowledge of any latent defects with respect to the Real Property or the Purchased Assets.

          g. Payment of Taxes. The Seller has, since Seller's inception:

          i. timely filed all returns, schedules and declarations (including withholding and information returns) relating to all federal, state, local or foreign income, franchise, sales, use, excise, real and personal property, transfer, employment, social security, unemployment, withholding and other taxes, assessments, charges, fees or levies and any interest or penalties on any of the foregoing (collectively "Taxes"), required to be filed by any jurisdictions to which Seller is, or the Purchased Assets are or have been subject, all of which Tax returns, schedules and declarations are complete, accurate and correct;

          ii. paid in full all taxes required to be paid in respect of the periods covered by such returns and made any deposits of tax required by such taxing authorities;

          iii. fully accrued on the Seller's financial statements all taxes for any prior period that are not yet due, the information set forth on such financial statements being accurate and correct; and

          iv. made timely payments of the Taxes required to be deducted and withheld from the wages paid to Seller's employees or contractors. The Seller has made available and will upon request deliver to the Buyer true and complete copies of all tax returns of the Seller and all tax returns filed with any federal or state taxing authority since the inception of Seller. Since the inception of Seller, the Seller has not been delinquent in the payment of any tax and there are no pending or threatened tax audits, investigations or claims for or relating to any liability in respect of taxes.

          v. Seller shall indemnify and hold harmless Buyer from any action or levy attempted on the Purchased Assets which are the subject of this Asset Purchase Agreement.

          h. Labor Matters. There are no controversies pending between the Seller and any of its respective employees who work at the Store. There are no employment agreements between the Seller and any of its employees who work at the Store and no employee of the Seller who is employed at the Store is represented by any labor union.

          i. Environmental Matters. To the best of Seller's knowledge and belief, the Real Property has not been and is not in violation of, and the Seller is not liable for remediation costs or any other damages or penalties under any Environmental Law; and to the best knowledge of the
     Seller, there are no actions, suits, demands, notices, claims, investigations or proceedings under any Environmental Law pending or threatened against the Seller or relating to any Real Property. For purposes of this Agreement, "Environmental Law" means any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction, or agreement with any governmental entity related to (i) the protection, preservation or restoration of the environment and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, sublease or disposal of Hazardous Substances (as defined below). The term Environmental Law includes, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USC ss.ss. 9601 et seq.; the Resource Conservation and Recovery -- --- Act, as amended, 42 USCss.ss. 6901 et seq.; the Clean Air -- --- Act, as amended, 42 USCss.ss. 7401 et seq.; the Federal -- --- Water Pollution Control Act, as amended, 33 USCss.ss. 2151 et seq.; the Toxic Substances Control Act, as amended, 15 -- --- USCss.ss. 2601 et seq.; the Emergency Planning and -- --- Community Right to Know Act, 42 USCss.ss. 11001, et seq.; -- --- the Safe Drinking Water Act, 42 USCss.ss. 300f, et seq.; all -- --- comparable state and local laws and any common law that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of or exposure to any hazardous substance. As used in this Agreement, "Hazardous Substance" means any substance presently or currently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any environmental law, whether by type or by quantity, including all material containing any such substance as a component.

          j. Termination of Sales Agreement. On the Closing Date, the Sales Agreement, dated February 15, 1995, including all licenses and any other rights contained in the Schedules and Addenda attached thereto, but excluding the Nondisclosure Agreement attached thereto as Schedule E, which remains in effect according to its terms, will terminate without any further action by Seller.

          k. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its Articles of Incorporation or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice that has not been given under any contract, sublease, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject. Noncompete. Seller agrees that it will not directly or indirectly, manage, operate, own, control, engage in or have any interest in any other business which as a part of its operations offers services in competition with the business of Buyer for five years within the same territory in which Seller was licensed to operate the laser tag arena and at closing Seller and Seller's security holders, directors, and officers and key employees will have executed the noncompete agreement set forth in Exhibit "G" attached hereto and incorporated herein.

          m. Sublease Seller hereby warrants that upon the payment of the past due rent owned by Ridgeworld North, Inc. to McDonald's of $51,146.50, there are no other outstanding debts owned arising out of its sublease on the premises or its occupation of the demised premises and will hold buyer harmless from any and all claims or actions brought, including costs and attorney fees incurred in defending said claim or action.

     3.2. Securities Representations and Warranties. Seller hereby acknowledges, represents and warrants to, and agrees with, the Buyer as follows:

          a. The Party understands that the sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended ("Act"), by virtue of ss.ss. 4(2) and 4(6) of the Act and the provisions of Regulation D promulgated thereunder and, in accordance therewith and in furtherance thereof, the Party represents and warrants to and agrees with the Buyer as follows:

               i. Seller has received the Buyer's Registration Statement that was filed with the Commission on October 21, 1996 (which document is herein referred to as the "Information Document") has carefully reviewed it and understands and has relied on the information contained therein relating to the Buyer and information otherwise provided to the Seller in writing by the Buyer relating to Seller's acquisition of the Shares;

               ii. Seller understands that all documents, records and books pertaining to Seller's acquisition of the Shares; (including, without limitation, the Information Document and the exhibits thereto) have been made available for inspection by the Seller, the Seller's attorney and/or accountant;

               iii. The Seller and/or the Seller's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Buyer concerning the Seller's acquisition of the Shares and all such questions have been answered to the full satisfaction of the Seller;

               iv. No oral or written representations have been made or oral or written information furnished to the Seller or the Seller's advisor(s) in connection with the Seller's acquisition of the Shares which were in any way inconsistent with the information relating to the Buyer in the Information Document;

               v. Seller is not acquiring the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or any solicitation of a subscription by a person not previously known to the Seller in connection with investments in securities generally;

               vi. Seller has, or together with the Seller's advisor(s), has, such knowledge and experience in financial, tax and business matters so as to enable the Seller to utilize the information made available to the Seller in connection with Seller's acquisition of the Shares in order to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto;

               vii. Seller is acquiring the Shares solely for the Seller's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, except pursuant to the Registration Statement filed and declared effective under the Act, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

               viii. Seller will not sell or otherwise transfer the Shares, without registration under the Act or an exemption therefrom and fully understands and agrees that the Seller must bear economic risk of the Sellers acquisition of the Shares for and indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Shares are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available;

               ix. Seller understands that, except as described in this Agreement, the Buyer is under no obligation to register the Shares on the Seller's behalf or to assist the Seller in complying with any exemption from registration under the Act and even if the Shares are registered for resale in connection with the Buyer's covenant set forth in this Agreement, the Seller agrees that the Seller will not sell any of the Shares unless the Seller sells them to or through such broker-dealer, selected pursuant to section 2.3 of this agreement.

               x. Seller understands that sales or transfers of the Shares are further restricted by certain state securities laws; and

          b. Seller recognizes that the Buyer has a limited financial and operating history, and that Seller's acquisition of the Shares involves some risks, including those set forth under the caption "Risk Factors" in the Information Document.

          c. Seller is authorized and qualified to acquire the Shares and the person signing this Agreement on behalf of Seller has been duly authorized by such Seller to do so and appropriate documentation is attached hereto verifying such person's authority to sign this Agreement.

     3.3. Indemnification. Seller agrees to indemnify and hold harmless the Buyer and its officers, directors and affiliates and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Seller to comply with any covenant or agreement made by the Seller in this Article 3 or in any other document furnished by the Seller to any of the foregoing in connection with the Seller's acquisition of the Shares.

                                   ARTICLE 4.

                     BUYER'S REPRESENTATIONS, AND COVENANTS

     4.1. Representations, Warranties and Covenants of Buyer. The Buyer represents, warrants and covenants to the Seller that the statements contained in this Article 4 will be performed, and will be correct and complete as of the Closing Date.

          a. Organization of the Buyer. The Buyer is a corporation formed under the laws of the State of Colorado.

          b. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

          c. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Articles of Incorporation or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice that has not been given under any contract, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                                   ARTICLE 5.

                               CONDITIONS TO CLOSE

     5.1. Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by the Buyer in connection with the Closing is subject to satisfaction of the following conditions:

          a. Representations and Warranties. The representations and warranties set forth in Article 3 above shall be true and correct in all material respects at and as of the Closing Date;

          b. No Litigation. No material action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency or any federal, state, local or foreign jurisdiction against Seller,

          c. Form of Documents Satisfactory. Seller shall take all actions and execute and deliver all documents required in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and its counsel.

The Buyer may, at its sole  election,  waive any  conditions  specified  in this
Section 5.1 if it executes a writing so stating at or prior to the Closing.

     5.2. Conditions to Obligations of the Seller. The obligations to be performed by the Seller to consummate the transactions, in connection with the Closing, are subject to satisfaction of the following conditions:

          a. Representations and Warranties. The representations and warranties set forth in Article 4 above shall be true and correct in all material respects at and as of the Closing Date;

          b. Litigation. No material action, suit or proceeding shall be pending or threatened against Buyer before any court or quasi- judicial or administrative agency or any federal, state, local or foreign jurisdiction in which an unfavorable judgment, order, decree, stipulation, injunction, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation and no such judgment, order, decree, stipulation, injunction or charge shall be in effect;

          c.  Additional  Documents.  The Buyer shall have executed a promissory note in favor of the Seller and shall have pledged a security interest in the Purchased Assets hereunder to the Seller; and

          d. Form of Documents Satisfactory. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller and its counsel.

The Seller may, at its sole discretion,  waive any conditions  specified in this
Section 5.2 if it executes a writing so stating at or prior to the Closing.


                                   ARTICLE 6.

                           INDEMNIFICATION PROVISIONS

     6.1. Indemnification of Seller The Buyer agrees to indemnify the Seller from and against the entirety of any charges, complaints, actions, suits, damages, claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys' fees and court costs, which the Seller may suffer resulting from, arising out of or relating to or caused by:

          a. The breach of any of the Buyer's representations, warranties and covenants contained in the Agreement;

          b. Any liability under the Sublease or any Contract expressly assumed by the Buyer under this Agreement for which a claim is asserted against the Seller and the events on which the claim is based occurred after the Closing; and

          c. Any liability relating to environmental problems, hazards or liability on the Real Property for which a claim is asserted against the Seller and the events on which the claim is based occurred after the Closing.

     6.2. Indemnification of Buyer. The Seller agrees to indemnify the Buyer from and against the entirety of any charges, complaints, actions, suits, damages, claims, costs, amounts paid in settlement, taxes, liens, expenses or fees, including all attorneys' fees and court costs, which the Buyer may suffer resulting from, arising out of or relating to or caused by:

          a. The breach of any of the Seller's representations, warranties and covenants contained in the Agreement;

          b. Any liability arising out of the operation of the Laser tag business up to the date of closing, under any contract or otherwise not expressly assumed by the Buyer under this Agreement for which a claim is asserted against the Buyer; and

          c. Any matter relating to environmental problems, hazards or liability on the Real Property the cause of which occurred prior to the Closing.

          d. Any rents or other monies due or liabilities arising out of the Sublease through October 31, 1996 over and above the payment of rent by Buyer to Sublandlord in the amount of $51,146.69. Seller will further indemnify Buyer for any unusual liability outside the normal course of business arising out of circumstances occuring between November 1, 1996 and November 5, 1996 that Seller does not disclose to Buyer prior to closing.

     6.3. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any party may have for breach of representation, warranty, covenant or contract.

                                   ARTICLE 7.

                                  MISCELLANEOUS

     7.1. Survival. All of the representations, warranties and covenants of the Buyer and the Seller contained in this Agreement shall survive the Closing.

     7.2. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     7.3. Entire Agreement. This Agreement, including the Exhibits, Schedules, and documents referred to herein, constitutes the entire Agreement between the parties and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, that may have related in any way to the subject matter hereof.

     7.4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other party.

     7.5.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     7.6. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.7. Notices. All notices, requests, demands, claims or other communications shall be given in writing or by electronic facsimile. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below and a copy of the communication is sent by electronic facsimile to the FAX number shown:

     a.     If to Buyer:
                       Laser Storm, Inc
                       7808 Cherry Creek South Drive, Unit 301
                       Denver, Colorado 80231
                       Fax: (303) 751-8546

            With a copy to:
                       Smith, McCullough and Ferguson, P.C.
                       1610 Wynkoop Street, Suite 200
                       Denver, Colorado 80202
                       Attention: Thomas S. Smith, Esq.
                       Fax:  (303) 892-0457

     b.     If to Seller:
                       Ridgeworld North, Inc.
                       9130 State Route 84
                       Davie, Florida 33324
                       Fax:  (303) 678-9998

            with a copy to:
                       Brad Belly, Esq.
                       Belly and Pozzuoli
                       790 E. Broward Blvd. Suite 200
                       Ft. Lauderdale, FL
                       (954) 764-2771

Any party may change the address to which notices are to be delivered by giving the other party notice in a manner herein set forth.

     7.8. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the state of Colorado.

     7.9. Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     7.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable under law in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reform the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closer to expressing the intentions of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of time within which judgment may be appealed.

     7.11. Expenses. Each of the parties hereto will bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except for those agreed to be borne by the Seller as set forth in Section 2.3(a) above.

     7.12. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     7.13. Further Assurances. From time to time after the Closing, the Seller shall, if reasonably requested by the Buyer, make, execute and deliver to the Buyer such additional assignments, bills of sale, or other instruments of transfer as may be necessary or proper to transfer to the Buyer all of the Seller's right, title and interest in and to any of the Purchased Assets. The Buyer shall likewise execute and deliver to the Seller any instruments or documents necessary to carry out the intent and purposes of this Agreement.

     7.14 Utilities and licenses. The current bills on utilities shall be paid by Seller and Buyer in proportion to the time of transfer of ownership which will be the effective date of November 1, 1996. The deposits made by Ridgeworld North, Inc. including the electric and water will either be assigned to Buyer or Buyer will make replacement deposits allowing the release the original deposit to Seller. Buyer will pay to Seller a pro-rata share of the one year occupational license, due on October 1, and the commercial property tax for the current tax year. Said funds have been wired into the escrow account for Seller and will not be disbursed until all requirements of the instruction letter have been met.

     7.15 Transition and Accounting. Seller will provide Buyer will a full accounting of all business activity from November 1, 1996 until the transfer of possession of the store and will comply with all reasonable requests for assistance in completing the transition of ownership and operations. Seller will continue to provide the current complement of arcade games now operating in the Store until Buyer arranges for replacements. Buyer will give Seller two weeks notice for the removal of said games. During the period from November 1, 1996 until removal, Seller and Buyer will share equally in the net revenues from said arcade games.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         LASER STORM, INC.


                                         By: /s/ Stephen A. Murtz
                                            ----------------------------------
                                         Its: Corporate Counsel


                                         RIDGEWORLD NORTH, INC.


                                         By: /s/ Amos Tursu
                                            ----------------------------------
                                         Its: President


                                         Taxpayer I.D. Number 84 -1336063

                                    EXHIBIT D

                             SECURED PROMISSORY NOTE


U.S. $142,500.00                                                Denver, Colorado
                                                                October 25, 1996


FOR VALUE RECEIVED, Laser Storm, Inc., a Colorado corporation ("Maker") promises to pay to the order of Ridgeworld North, Inc., a Florida corporation, having an address 8303 West Atlantic Blvd., Coral Springs, FL., County of Broward, or its successors or assigns (sometimes referred to herein as "Holder"), the principal sum of One hundred Forty-two thousand, Five hundred Dollars (U.S. $ 142,500.00) without interest from the date hereof. The amount payable hereunder will be reduced by any amount Holder receives pursuant to sections 2.3 (b) and ( c ) of the Asset Purchase Agreement dated 7th day of November, 1996, between Maker and Holder ("Asset Purchase Agreement"). No amount will be due and payable under this note until such time as Holder has not received $142,500.00 pursuant to section 2.3(b) and ( c ) of the Asset Purchase Agreement.

All payments shall be payable to Holder at the address set forth above, or at such other place as Holder hereof may designate from time to time in writing.

All payments shall be applied to the payment of the principal amount then remaining unpaid. The indebtedness evidenced by this Note may be prepaid in whole or in part without notice, penalty or premium.

This Note is secured by a first-in-priority perfected security interest in the Purchased Assets that are the subject matter of the Asset Purchase Agreement which are pledge by Buyer in accordance with a Security Agreement - Pledge dated of even date herewith.

This note shall be binding upon the Maker, its successors and assigns. Maker agrees that the time for payment hereunder may be extended from time to time by Holder without in any way affecting the liability of the Maker.

The individual executing this Note represents and warrants that he is duly authorized to execute and deliver this note on behalf of Maker for which he is so executing and that this Note is binding upon the undersigned Maker in accordance with its terms, except to the extent that enforcement of remedies is limited by applicable bankruptcy, insolvency, and other laws affecting the enforcement of creditors' rights generally.

This Note shall be interpreted and enforced in accordance with the laws of the State of Colorado.

                                         MAKER:
                                         LASER STORM, INC.


                                         By: /s/ Stephen A. Murtz
                                            ----------------------------------
                                         Its: Corporate Counsel

                                         Date:  11/7/96

                                    EXHIBIT E

                           SECURITY AGREEMENT - PLEDGE

1. Definitions. The following terms used in this Security Agreement Pledge are defined as follows:
     a.   "Agreement" shall mean this Security Agreement - Pledge.
     b.   "Pledgee" shall mean Ridgeworld North, Inc.
     c.   "Debtor" shall mean Laser Storm, Inc.
     d. "Collateral" shall mean: All assets that are the subject of this Asset Purchase Agreement.
     e. "Obligations" shall mean: all obligations of Debtor to Pledgee as evidenced by that certain Promissory Note dated of even date herewith, in the principal amount of $142,500.00.

2. Security Interest. Debtor hereby grants to Pledgee a security interest in the Collateral. The security interest is given to secure the payment and performance of the Obligations.

3. Warranties and Representations. Debtor warrants and represents to Pledgee:
     a. Debtor has not incurred any indebtedness resulting in any liens, security interests, restrictions or set-offs against the Collateral;
     b. The Promissory Note is enforceable in accordance with its terms, is genuine and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be; and
     c. Debtor has not caused any financing statement covering any of the Collateral to be fileed in any public office other than those which reflect the security interest created by this Agreement..

4. Default. Upon the occurrence of any default, Pledgee may with notice or demand to Debtor declare any of the Obligations and this Agreement in default upon which Debtor will have 30 days to remedy any such default. Thereafter, Pledgee shall have the remedies of a secured party under the Uniform Commercial Code as then in effect in Florida. All notice requirements under the law of Florida shall be strictly observed.

         5.  General.
     a. No default or any other right under this Agreement shall be waived by Pledgee except in writing.
     b. Any consent, notice or other communication required or contemplated by this Agreement shall be in writing and shall be deemed given is mailed, postage prepaid, to the addresses given on the front page of this Agreement or at such other address given by notice herein provided.
     c. This Agreement shall be construed under and governed by the laws of Colorado.
     d. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code, as in effect in Colorado, shall have the meanings therein stated.
     e. All rights of Pledgee under this Agreement inure to the benefit of Pledgee's successors and assigns. All obligations of Debtor hereunder shall be binding upon the heirs, legal representatives, successors and assigns of the Debtor.

                                         Laser Storm, Inc.

                                         By: /s/ Stephen A. Murtz
                                            ----------------------------------
                                         Its: Corporate Counsel